UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

CytomX Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd
Suite 400
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650-515-3185

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CTMX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

CytomX Therapeutics, Inc. (the “Company”) previously entered into that certain Collaboration and License Agreement, effective November 16, 2022 (as amended, the “Agreement”), with Regeneron Pharmaceuticals, Inc. (“Regeneron”), providing for the collaboration on the creation of conditionally-activated investigational bispecific cancer therapies utilizing the Company’s Probody® therapeutic platform and Regeneron’s Veloci-Bi® bispecific antibody development platform. On May 29, 2026, the Company and Regeneron entered into Amendment No. 4 to the Agreement (“Amendment No. 4”), effective May 31, 2026, pursuant to which the parties agreed to (i) extend the program selection period within which Regeneron may nominate additional collaboration programs and (ii) provide for the addition of up to eight additional collaboration programs to the Agreement, of which Regeneron has nominated the first two as described below, and the remaining six of which are subject to Regeneron’s exercise of its nomination option and payment of certain per-program nomination fees. Total potential target nomination payments and preclinical, clinical, regulatory and commercial milestones covered under the scope of the Agreement are up to approximately $4 billion. The royalty obligations under the Agreement, including the tiered royalty rates on global net sales of licensed products previously disclosed by the Company, are not modified by Amendment No. 4.

Additionally, in connection with Amendment No. 4, Regeneron nominated the first two additional collaboration programs under the Agreement, entitling the Company to receive aggregate target nomination payments of $37.0 million.

The foregoing summary of the material terms of Amendment No. 4 is qualified in its entirety by the full text thereof, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2026. The Company intends to omit certain confidential portions of Amendment No. 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTOMX THERAPEUTICS, INC.

Date: June 3, 2026	By:	/s/ Leslie J.B. Robbins
Leslie J.B. Robbins Senior Vice President, Intellectual Property